EXHIBIT 10.5

MASTER LEASE AGREEMENT

between

FPA GOVERNOR PARK ASSOCIATES, LLC,

as Landlord,

and

TRINITY PROPERTY CONSULTANTS, LLC,

as Tenant

	Section 6.3	Assignment by Landlord	15
	Section 6.4	Alterations and Additions by Landlord	15
	Section 6.5	Subordination to Mortgages and Leases	16
	Section 6.6	Certificates	16
	Section 6.7	Building Rules	17

7	CONDEMNATION AND CASUALTY		17
	Section 7.1	Condemnation	17
	Section 7.2	Casualty Damage	18
	Section 7.3	Insurance	18
	Section 7.4	Indemnity	20
	Section 7.5	Damages from Certain Causes	20

8	DEFAULT AND REMEDIES		20
	Section 8.1	Default by Tenant	20
	Section 8.2	Landlord’s Remedies	22
	Section 8.3	Attorney’s Fees and Other Expenses of Enforcement	23
	Section 8.4	Default by Landlord	26

9	MISCELLANEOUS PROVISIONS		23
	Section 9.1	Amendments	23
	Section 9.2	Non-Waiver	24
	Section 9.3	Holding Over	24
	Section 9.4	Notices	24
	Section 9.5	Independent Obligations	25
	Section 9.6	Survival	25
	Section 9.7	Other Tenants of Building	25
	Section 9.8	Name of Building and Project	25
	Section 9.9	Consent by Landlord	26
	Section 9.10	Legal Interpretation	26
	Section 9.11	Entire Agreement	27
	Section 9.12	Tenant’s Authority	27
	Section 9.13	Taxes on Tenant’s Property	29
	Section 9.14	Landlord’s Liability	27
	Section 9.15	Time of the Essence	27
	Section 9.16	Instruments and Evidence Required to be Submitted to Landlord	28

ii

Section 9.17	Counterparts	28
Section 9.18	Recordation	28
Section 9.19	Effective Date	28
Section 9.20	Successors and Assigns	28
Section 9.21	Joint and Several Liability	28
Section 9.22	Exhibits	29

iii

MASTER LEASE AGREEMENT

THIS MASTER LEASE AGREEMENT (“Lease”) is made and entered into as of the 20th day of December, 2008, by and between FPA GOVERNOR PARK ASSOCIATES, LLC, a Delaware limited liability company (“Landlord”), whose address is 4665 MacArthur Court, Suite 200, Newport Beach, CA 92660 and TRINITY PROPERTY CONSULTANTS, LLC, a California limited liability company (“Tenant”), whose address is 4665 MacArthur Court, Suite 200, Newport Beach, CA 92660.

ARTICLE 1

BASIC LEASE INFORMATION AND DEFINED TERMS

Section 1.1 Basic Lease Information.

(a) Base Rent. Base Rent shall mean the following:

(i) Until the second anniversary of the Commencement Date, Base Rent shall mean Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) per calendar month (the “Initial Base Rent”); and then

(ii) From the second anniversary of the Commencement Date through the end of the Lease Term (the “3rd/4th Year Base Rent”), Base Rent shall be based on a formula as follows: Base Rent will be an amount each month which, together with the monthly base rent and other charges actually collected pursuant to leases with Space Tenants of the space then occupied by Space Tenants in the Premises, shall equal (i) the amount necessary to achieve a Debt Service Coverage Ratio of 1.30; plus (ii) an amount necessary to pay on a monthly basis the Unpaid Shortfall Contribution Return, as defined in Section 11.89 of the Limited Liability Company Agreement of Landlord’s sole member, FPA/PRIP Governor Park, LLC dated December 19, 2008, provided, however, in no event will the 3rd/4th Year Base Rent be less than Eighteen Thousand Seven Hundred Fifty Dollars ($18,750) per calendar month. The calculation of 3rd/4th Year Base Rent will be circulated to Tenant on the date which is seventy five (75) days prior to the second anniversary of the Commencement Date. As used in this Section 1.1(a)(i), the term “Debt Service Coverage Ratio” shall have the meaning ascribed to it in that certain Promissory Note Secured by Deed of Trust, dated December 19, 2008, from Landlord to MIREF Governor Finance, LLC in the original principal amount of $11,440,000.00, and which is secured by a deed of trust encumbering the Premises.

(b) Reserved.

(c) Buildings shall mean the office buildings located at 6310 Greenwich Drive, and 5060 Shoreham Place, San Diego, California located on the Land.

(d) Building Rules shall mean all rules and regulations adopted or modified by Landlord from time to time for the safety, care, cleanliness, and reputation of the Building and for the preservation of good order in the Building. The current Building Rules are attached at Exhibit “B.”

(e) Commencement Date shall mean December 20, 2008.

(f) Common Areas shall mean those areas within the Project devoted to corridors, elevator foyers, restrooms, lobby areas, meeting rooms, and other similar facilities provided for the common use or benefit of tenants generally.

(g) Insurance Costs shall mean all costs incurred by Landlord in obtaining insurance on the Project, including property, liability, and casualty insurance on the Building, but excluding all insurance costs which Tenant is required to provide under Section 7.3 below.

(h) Land shall mean the tracts of real property which is described in Exhibit “A” to this Lease.

(i) Lease Term shall mean a term commencing on the Commencement Date and continuing for forty-eight (48) months thereafter.

(j) Other Improvements shall mean parking areas, parking garages, plaza areas and other similar areas related to the buildings located on the Land.

(k) Permitted Use shall mean the use of the Premises for (i) general office purposes, and (ii) uses which are incidental and related thereto.

(l) Premises shall mean all vacant office space within the Buildings, whether now vacant or becoming vacant in the future.

(m) Project shall mean, collectively, the Buildings, the Land and the Other Improvements.

(n) Qualifying Tenants shall mean the Space Tenants and all other tenants (other than Tenant) leasing space in the Buildings pursuant to leases entered into with Landlord after the Commencement Date.

(o) Rent shall mean, collectively, the Base Rent; including Insurance Costs and Taxes, assessments, and charges of any kind payable by the Tenant with respect to the Premises. Taxes shall be paid pursuant to Section 1.1(r) below. Rent and Insurance Costs shall be paid in advance in equal monthly installments on the first day of each month during the Term without any deduction, notice or demand.

(p) Reserved.

(q) Security Deposit shall mean -0- Dollars ($-0-).

(q) Service Areas shall mean those areas within the outside walls of the Buildings which are used for mechanical rooms, stairs, elevator shafts, flues, vents, stacks, pipe shafts, risers, raceways, and vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

(r) Space Leases shall mean all leases, whether now existing or hereafter entered into, between all tenants (other than Tenant) and Landlord for the lease of space in the Buildings.

(s) Space Tenants shall mean all tenants (other than Tenant), now or hereafter leasing space in the Buildings pursuant to leases entered into with Landlord.

(t) Taxes shall mean all taxes and assessments and governmental charges, whether federal, state, county or municipal, and whether levied or assessed by taxing districts or authorities presently taxing the Premises or the Project or any part of either, or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation together with any costs incurred by Landlord (including attorneys’ fees and costs of investigation) relative to any negotiation, contest, or appeal pursued by Landlord to reduce or prevent an increase in any portion of the Taxes, regardless of whether any reduction or limitation is obtained. Tenant shall pay all Taxes to the Landlord, or directly to the taxing authority, if so instructed by Landlord, at least ten days before they become delinquent, whether assessed to or payable by the Landlord or the Tenant.

1.2 Defined Terms. Each of the terms defined in Section 1.1 will be used as defined terms in this Lease (including the Exhibits to this Lease). In addition, other terms are defined in various sections of this Lease. All words which are used as defined terms in this Lease are delineated with initial capital letters and, when delineated with initial capital letters, shall have the meaning specified in the applicable provision of this Lease in which such term is defined.

ARTICLE 2

OCCUPANCY AND USE

Section 2.1 Premises and Term. In consideration for the obligation of Tenant to pay Rent and subject to and upon the terms and conditions stated in this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, the Common Areas and the Other Improvements for the Lease Term. Tenant shall use commercially reasonable efforts to cause all currently unoccupied, vacant portions of the Premises to be leased in the name of Landlord and Landlord shall refer all inquiries with respect to leasing of space within the Premises to Tenant; provided, however, that Tenant shall not have the right to execute any lease on behalf of Landlord or otherwise to bind Landlord. Notwithstanding any provision of this Lease to the contrary, Tenant agrees that it shall not have the right to physically occupy any portion of the Premises, except that Tenant may use any portion of the Premises not under a Space Lease to a Space Tenant as a management office for the Premises. All Space Leases with Space Tenants shall be leases between Landlord and Space Tenant, and all rents, income and other charges thereunder shall be paid to Landlord and Tenant shall have no right or interest therein. Immediately upon execution of a Space Lease between Landlord and a Space Tenant, the premises covered by such Space Lease will be removed from the Premises and shall no longer be subject to this Lease, until such time as such Space Lease expires and has not been renewed or is terminated and the space covered by such Space Lease once again becomes vacant.

Section 2.2 Leasehold Improvements. The Premises shall be delivered to Tenant in an “as is” condition. Tenant has made a complete examination and inspection of the Premises and accepts the same in its current condition, “as is” and without recourse to Landlord. Landlord shall have no obligation to provide any leasehold improvements to the Premises or to repair, decorate, or paint the Premises. Landlord has made no representations or warranties to Tenant with respect to the condition of the Premises, the Buildings, or the Project. Tenant’s occupancy of the Premises shall be deemed an acknowledgment by Tenant that the Premises are suitable for Tenant’s intended use, and Landlord expressly disclaims any warranty that the Premises are suitable for Tenant’s intended use. Landlord does not make any warranties, express or implied, with respect to the Premises, the Building, or the Project. All implied warranties (including those of habitability, merchantability, or fitness for a particular purpose) are expressly negated and waived.

Section 2.3 Use. The Premises may be used only for the Permitted Use specified in Section 1.1(k) and for no other purposes without the prior written consent of Landlord. Tenant’s use of the Premises shall be in compliance with the Building Rules and with all applicable Legal Requirements and Insurance Requirements. Tenant shall not, even if technically within the Permitted Use, use the Premises for any purpose which is dangerous to person or property, which creates a nuisance, which would violate the Building Rules, or which would violate any applicable Legal Requirement or Insurance Requirement. Tenant shall comply with, and shall cause any Tenant Related Parties to comply with, all Building Rules and all Legal Requirements and Insurance Requirements relating to the use, condition, or occupancy of the Premises. “Insurance Requirements” shall mean all terms of any insurance policy obtained by Landlord or Tenant covering or applicable to the Premises or the Project; all requirements for the issuing of each such insurance policy; and all orders, rules, regulations, and other requirements of the National Board of Fire Underwriters (or any other bodies exercising any similar functions) which are applicable to or affect the Premises, the Building, or the Project or any use or condition of the Premises, the Building, or the Project. “Legal Requirements” shall mean all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, and requirements of all governmental authorities, foreseen or unforeseen, which now or at any time hereafter may be applicable to the Premises, the Buildings, or the Project, including (a) the Americans with Disabilities Act, (b) all federal, state, and local laws, regulations, and ordinances pertaining to air and water quality, hazardous materials, waste disposal, and other environmental matters; and (c) all laws, codes, and regulations pertaining to zoning, land use, health, or safety. “Tenant Related Parties” shall mean Tenant’s officers, partners, employees, agents, contractors, licensees, concessionaires, customers, and invitees.

Section 2.4 Reserved.

Section 2.5 Peaceful Enjoyment. Tenant may peacefully occupy the Premises for the Permitted Use during the Lease Term subject to the terms and provisions of this Lease and provided that Tenant pays the Rent and performs all of Tenant’s covenants and agreements contained in this Lease.

ARTICLE 3

RENT

Section 3.1 Rental Payments. Tenant shall pay Rent to Landlord for each month during the Lease Term as provided in this Lease. Rent shall be due and payable in advance on the first (1st) day of each month during the Lease Term. If the Commencement Date is a date other than the first (1st) day of a calendar month, the Rent for the portion of the calendar month in which the Commencement Date occurs shall be due and payable on the Commencement Date; and the Rent for such partial month shall be prorated based upon the number of days from the Commencement Date to the end of that calendar month. Rent for any partial month at the end of the Lease Term shall be prorated based upon the number of days from the beginning of that month to the end of the Lease Term. Rent shall be payable at the address for Landlord designated in the first (1st) paragraph of this Lease (or at such other address as may be designated by Landlord from time to time). Tenant shall pay all Rent under this Lease at the times and in the manner provided in this Lease, without abatement, notice, demand, counterclaim, or set-off. Any charges or other sums payable by Tenant to Landlord under the terms of this Lease shall be considered as additional Rent. No payment by Tenant or receipt by Landlord of a lesser amount than the total amount of Rent then due shall be deemed to be other than on account of the earliest past due installment of Rent required to be paid under this Lease. No endorsement or statement on any check or in any letter accompanying any check or payment of Rent shall ever be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent then due or to pursue any other remedy available under this Lease, at law, or in equity.

Section 3.2 Interest/Late Charge. In the event that Tenant fails to pay any monthly Rent installment within five (5) days after the date on which any such Rent installment becomes due and payable, then (a) Tenant shall also be obligated to pay interest on such past due amounts at a rate equal to the lesser of ten percent (10%) per annum or the highest rate of interest permitted by applicable law and (b) Tenant shall pay a late charge in the amount of four percent (4%) of the amount of such past due Rent installment, as additional Rent under this Lease. Should Tenant make a partial payment of past due amounts, the amount of such partial payment shall be applied first to reduce all accrued and unpaid interest and late charges, in inverse order of their maturity, and then to reduce all other past due amounts, in the inverse order of their maturity. Tenant’s failure to pay any installment of Rent when due may cause Landlord to incur anticipated costs (including processing and accounting costs), and the exact amount of these costs is extremely difficult to ascertain. Therefore, the late charges permitted under this Section 3.2 shall be liquidated damages for those costs and shall be in addition to and shall be cumulative of any other rights and remedies which Landlord may have under this Lease with regard to the failure of Tenant to make any payment of Rent or any other sum due under this Lease.

Section 3.3 Consecutive Late Payments. If Tenant fails in two (2) consecutive months to make Rent payments within five (5) days after the date when due, Landlord may require that future Rent payments be paid quarterly in advance instead of monthly and/or that all future Rent payments be made on or before the due date by cash, cashier’s check, or money order or ACH (in which event, the delivery of Tenant’s personal or corporate check will no longer constitute a payment of Rent under this Lease). The election by Landlord to exercise either or both of the foregoing remedies shall be made by written notice to Tenant and shall be in addition to any interest and late charges accruing under Section 3.2, as well as any other rights and remedies accruing as a result of such default. Any acceptance of a monthly Rent payment in the form of a personal or corporate check by Landlord thereafter shall not be construed as a subsequent waiver of these rights.

Section 3.4 Security Deposit. Tenant shall pay the Security Deposit to Landlord on the date this Lease is executed by Tenant in cash or in such other manner acceptable to Landlord. Tenant hereby grants to Landlord a security interest in the Security Deposit. Landlord shall have, and Landlord expressly retains and reserves, all rights of setoff, recoupment, and similar remedies available to Landlord under applicable laws or in equity. Landlord may commingle the Security Deposit with its other funds and shall receive and hold the Security Deposit without liability for interest. Upon default by Tenant, Landlord may from time to time, and without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrears of Rent or other sums then due from Tenant to Landlord or to pay the cost of any damage, injury, expense, or liability caused by any default by Tenant under this Lease. After any such application of any portion of the Security Deposit, Tenant shall pay to Landlord, immediately upon demand, the amount so applied so as to restore the Security Deposit to its original amount; and such amount shall then be deemed to be part of the Security Deposit. Tenant’s failure to restore the Security Deposit may, at Landlord’s sole option, constitute a default under this Lease. If Tenant is not in default under this Lease and after application of the Security Deposit to the repair of any damage or injury to the Project caused by Tenant or by any Tenant Related Party, any remaining balance of the Security Deposit held by Landlord shall be returned by Landlord to Tenant within a reasonable period of time after the expiration or termination of this Lease. The Security Deposit shall not be considered an advance payment of rental or a measure of Landlord’s damages resulting from a default by Tenant.

ARTICLE 4

RESERVED

ARTICLE 5

ALTERATIONS, REPAIRS AND TRADE FIXTURES

Section 5.1 Alterations, Improvements and Additions.

(a) Tenant’s obligations to provide leasehold improvements within the Premises shall include partitions, lighting fixtures, floor and wall coverings, and other interior decoration and shall be of a design and quality consistent with the standards generally observed by Landlord and other tenants of the Building.

(b) All work to be done to improve, equip, or alter the Premises and any work in any other areas of the Project for which Tenant is responsible shall be subject to the following conditions:

(i) all such work shall be done at Tenant’s sole cost, risk, and expense and in accordance with all Legal Requirements, Insurance Requirements, Building Rules, and construction guidelines and standards of Landlord;

(ii) all such work shall be performed in a good and workmanlike manner with labor and materials of such quality as Landlord may reasonably require;

(iii) no such work shall be commenced until approved in writing by Landlord;

(iv) all such work shall be performed in strict accordance with the plans and/or specifications previously approved by Landlord;

(v) all such work shall be prosecuted diligently and continuously to completion;

(vi) all such work shall be performed in a manner so as to minimize interference with the normal business operations of other tenants in the Building; the performance of Landlord’s obligations under this Lease, any other lease for space in the Building, or any Financing Lien or Ground Lease covering or affecting all or any part of the Project; and any work being done in any other portion of the Project;

(vii) Landlord may impose such conditions with respect to such work as Landlord deems appropriate, including, without limitation, (A) requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work and (B) requiring Tenant or Tenant’s contractor to maintain insurance against liabilities which may arise out of such work;

(viii) such work shall be performed by contractors approved in writing by Landlord and, if requested by Landlord, any such contractor and all work to be performed by such contractor shall be fully bonded (with Landlord named as co-obligee) with companies and in amounts acceptable to Landlord in its sole discretion; and

(ix) upon completion of any such work and upon Landlord’s request, Tenant shall deliver to Landlord evidence of payment, contractors’ affidavits, and full and final waivers of all liens for labor, services, or material.

(c) No alterations, improvements, or additions (including lighting fixtures, track lighting tracks, track lighting cans, and light bulbs) made to the Premises by or on behalf of either Landlord or Tenant may be removed by Tenant without Landlord’s prior written consent. All such alterations, improvements, or additions shall become the property of Landlord upon the termination or expiration of this Lease. Tenant shall have no (and hereby waives all) rights to payment or compensation for any such alteration, improvement, or addition to the Premises.

(d) Tenant shall not allow any liens to be filed against the Premises or the Project in connection with the installation of any alterations, improvements, or additions to the Premises. If any such liens shall be filed, Tenant shall cause the same to be released immediately by payment, bonding, or other method acceptable to Landlord. If Tenant shall fail to cancel or remove any lien, then Landlord, at its sole option, may obtain the release of that lien; and Tenant shall pay to Landlord, on demand, the amount incurred by Landlord for the release of each lien, plus an additional charge (as determined by Landlord) to cover Landlord’s administrative overhead and expenses.

(e) Tenant hereby indemnifies and holds Landlord harmless from all losses, costs, damages, claims, expenses (including attorneys’ fees and costs of suit), liabilities, or causes of action arising out of or relating to any alterations, additions, or improvements that Tenant makes or causes to be made to the Premises or to any repairs made to any portion of the Project, including any occasioned by the filing of any mechanic’s, materialman’s, construction, or other liens or claims (and all costs or expenses associated with any such lien or claim) asserted, filed, or arising out of such work. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent of or request by Landlord, express or implied, to any contractor, subcontractor, laborer, or materialman for the performance of any labor or the furnishing of any materials for the improvement, alteration, or repair of the Premises or the Project or as giving Tenant any right or authority to contract for or permit the rendering of any labor or the furnishing of any materials that would give rise to a lien against the Premises or the Project.

(f) Tenant shall have the sole responsibility for compliance with all applicable Legal Requirements and Insurance Requirements relative to any such alterations, improvements, or additions. Landlord’s approval of any plans or specifications shall never constitute an indication, representation, or certification that such alterations, improvements, or additions will be in compliance with any applicable Legal Requirement or Insurance Requirement or as to the adequacy or sufficiency of the alterations, improvements, or additions to which such consent relates. In instances in which several sets of requirements must be met, the strictest applicable requirements shall control.

Section 5.2 Maintenance and Repairs. Tenant shall take good care of and maintain the Premises (including all plate glass, Trade Fixtures, and improvements, additions, or alterations situated in the Premises) in a first class, clean, and safe condition. Tenant shall not commit or allow any waste or damage to be committed on any portion of the Premises or the Project. Tenant shall repair or replace any damage to any part of the Project, caused by Tenant or by a Tenant Related Party. However, Landlord may, at its option, make such repairs, improvements, or replacements; and Tenant shall repay Landlord on demand the actual costs incurred by Landlord to make such repairs, improvements, or replacements plus an additional charge (as determined by Landlord) to cover administrative overhead. Tenant shall arrange for the repair and maintenance of the foundation, exterior walls, and roof of the Buildings; the public areas within the Buildings; the heating, air conditioning, and ventilation system within the Buildings; and the facilities providing utility services which are located within the Project (collectively, “Tenant’s Repair Obligations”).

Section 5.3 Reserved.

Section 5.4 Surrender of Premises. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord, broom-clean and in a good state of repair and condition, excepting only ordinary wear and tear. Upon the expiration or termination of this Lease, Tenant will deliver all keys to the Premises to Landlord and inform Landlord of all combinations on locks, safes, and vaults, if any, which remain in the Premises.

ARTICLE 6

RIGHTS RESERVED BY LANDLORD

Section 6.1 Landlord’s Access. Landlord (and its agents, representatives, and contractors) shall have the right to enter upon the Premises at any reasonable time (and, in the case of an emergency, at any time) to (a) inspect the Premises; (b) make repairs, alterations, or additions; and (c) show the Premises to prospective tenants, subtenants, mortgagees, and purchasers as Landlord may deem necessary or desirable. No such entry shall ever be construed to be an eviction of Tenant, a default by Landlord, or a breach of the covenant of quiet enjoyment. In exercising its rights under this Section 6.1, Landlord shall use reasonable efforts to avoid (to the extent reasonable and practicable under the circumstances) material interference with Tenant’s Permitted Use of the Premises.

Section 6.2 Assignment, Subletting, or Other Transfers by Tenant. Tenant shall not, without having obtained Landlord’s prior written consent, (a) assign, convey, or otherwise transfer (whether voluntarily, by operation of law, or otherwise) this Lease, the Premises, or any interest of Tenant under this Lease, (b) mortgage, pledge, or otherwise encumber any interest of Tenant under this Lease, (c) grant any concession or license within the Premises, (d) grant or transfer any management privileges or rights with respect to the Premises, (e) allow any lien, security interest, or other encumbrance to be placed upon any interest of Tenant under this Lease, (f) sublet all or any part of the Premises; or (g) permit any other party to occupy or use all or any part of the Premises. Any attempted transfer by Tenant without Landlord’s prior written consent shall be of no force or effect and may, at Landlord’s option, be a default by Tenant under this Lease. If Tenant is other than a natural person and if Tenant’s voting securities are not traded on a national securities exchange, any conveyance, assignment, or transfer of more than a twenty-five percent (25%) interest in Tenant in a single transaction or in a series of transactions shall be deemed an assignment prohibited by this Lease. In the event of a transfer of any interest of Tenant under this Lease (whether with or without Landlord’s consent), (h) each transferee shall fully observe all covenants and obligations of Tenant under this Lease; (i) no transferee shall use the Premises for any use except the Permitted Use; (j) such transfer shall be subject to all of the terms, covenants, and conditions of this Lease; (k) any transferee must assume in writing all of the applicable obligations of the Tenant under this Lease; and (l) any expansion, renewal, or like options granted to Tenant under this Lease shall automatically terminate as of the date of such transfer. All cash or other proceeds of any transfer of Tenant’s interest in this Lease or the Premises, whether or not with the consent of Landlord, shall be paid to Landlord, notwithstanding the fact that such proceeds exceed the Rent payable by Tenant under this Lease, unless Landlord specifically agrees to the contrary in writing; and Tenant hereby assigns all rights that Tenant might have or ever acquire to any such proceeds to Landlord. No such transfer shall ever be construed to constitute a waiver of any of Tenant’s covenants contained in this Lease, a release of Tenant from any obligation or liability of Tenant under this Lease, or a waiver of any of Landlord’s rights under this Lease. The consent by Landlord to a particular transfer shall not constitute Landlord’s consent to any other or subsequent transfer. No transferee of Tenant shall have any right to further sublease or assign, or otherwise transfer, encumber, pledge, or mortgage its interest under this Lease. Neither the voluntary or other surrender of this Lease by Tenant nor a mutual cancellation of this Lease shall ever constitute a merger of estates. Instead, any such early termination of this Lease shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of Tenant’s interest in any or all such subleases or subtenancies.

Section 6.3 Assignment by Landlord. Landlord shall have the right at any time to transfer and assign, in whole or in part and by operation of law or otherwise, Landlord’s rights, benefits, privileges, duties, and obligations under this Lease, in the Buildings, or in any portion of the Project. Landlord shall be released from any further obligation under this Lease, and Tenant agrees to look solely to Landlord’s successor in interest for the performance of, all obligations of Landlord accruing subsequent to the date of such transfer. All covenants of Landlord under this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of Landlord’s interest under this Lease.

Section 6.4 Alterations and Additions by Landlord. Landlord reserves the right to make alterations or additions to the Project at any time and from time to time. Landlord further reserves the right to construct (or permit others to construct) other buildings or improvements within the Project at any time and from time to time. Such rights set forth in the two preceding sentences include the right to construct additional stories to any building within the Project, the right to build adjoining buildings, the right to construct multi-level, elevated, underground, and other parking facilities within the Project, and the right to erect or build temporary scaffolds or other aids to such construction. Neither the diminution nor the shutting off of any light, air, or view nor any other effect on the Premises as a result of Landlord’s exercise of the rights reserved in this Section 6.4 shall affect this Lease, abate or reduce Rent, or otherwise impose any liability on Landlord.

Section 6.5 Subordination to Mortgages. This Lease shall be subject and subordinate at all times to the lien or liens of all mortgages and deeds of trust now existing or subsequently placed on the Project or Landlord’s interest or estate in the Project (“Financing Lien”), and to each and every advance made or hereafter to be made in connection with any such Financing Lien, and all renewals, modifications, consolidations, replacements, and extensions of any Financing Lien. The provisions of this Section shall be self-operative without the necessity of the execution of any other document by any party. However, Tenant shall execute and deliver any instruments, releases, or other documents requested by Landlord for the purpose of confirming the provisions of this Section or further subjecting and subordinating this Lease to any Financing Lien. In the event of the enforcement by the holder of any Financing Lien of the remedies provided for by law or by such Financing Lien, including the exercise of the Power of Sale, or in the event of the transfer of the Buildings or Landlord’s interest or estate in any part of the Buildings by foreclosure or deed in lieu of foreclosure, this Lease shall automatically terminate. Notwithstanding anything to the contrary set forth in this Lease, the holder of any Financing Lien may elect at any time to cause their interest in the Project to be subordinate to Tenant’s interest under this Lease by filing an instrument in the real property records of San Diego County, California, affecting such election; and Tenant shall execute and deliver to Landlord immediately any such instruments or documents requested by the holder of such Financing Lien for the purpose of confirming that such Financing Lien is subordinated to Tenant’s interest under this Lease.

Section 6.6 Certificates. Within five (5) days after Landlord’s written request, Tenant will execute, acknowledge, and deliver to Landlord (and any other persons specified by Landlord) a certificate certifying as to such facts (to the extent true) as Landlord may reasonably request, including (a) that this Lease is in full force and effect, (b) the date and nature of each modification to this Lease, (c) the date to which Rent and other sums payable under this Lease have been paid, and (d) that Tenant is not aware of any default under this Lease which has not been cured, except such defaults as may be specified in said certificate. Such request may be made by Landlord at any time, and from time to time, during the Lease Term. Any such certificate may be relied upon by Landlord and by such other persons specified by Landlord or to whom such certificate may be delivered. Tenant’s failure to deliver any such certificate within the specified time period shall constitute a representation by Tenant that all factual statements made by Landlord relative to those matters are true and correct and may be relied upon by any person.

Section 6.7 Building Rules. Landlord reserves the right to rescind any of the Building Rules and to make any modifications or additions to the Building Rules as shall be necessary or advisable for the safety, protection, care, and cleanliness of the Building and the Project, the operation of the Project, the preservation of good order in the Project, the protection and comfort of the tenants in the Building (and their agents, employees, and invitees), and the reputation of the Project. All amendments, modifications, and additions to the Building Rules shall be binding upon Tenant from the date on which notice of any such Building Rules is delivered to Tenant. While the Building Rules are intended to be of general applicability to all tenants of the Building, Landlord reserves the right to waive the applicability of any one or more of the Building Rules to a particular situation, but such waiver by Landlord shall not be construed as a waiver of such Building Rules with respect to any other comparable situation and shall not prevent Landlord from thereafter enforcing any of such Building Rules against or any or all of the tenants in the Building.

ARTICLE 7

CONDEMNATION AND CASUALTY

Section 7.1 Condemnation. In the event of a Total Taking of the Premises or the Building, then this Lease shall terminate as of the date when physical possession of the Premises or Building, as applicable, is taken by the condemning authority. If a Partial Taking occurs which relates to a material portion of the Building or if Landlord is required to pay any of the proceeds from such Partial Taking to the holder of a Financing Lien, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after the date of such Partial Taking, shall terminate regardless of whether the Premises are affected by such Partial Taking. In this event, Rent shall be apportioned as of the date when physical possession of the applicable portion of the Building is taken by the condemning authority. If a Partial Taking of the Premises occurs, then Landlord shall allow Tenant a fair diminution of Rent as to that portion of the Premises subject to such Taking; and this Lease shall otherwise continue in full force and effect. All proceeds (whether in a lump sum or in separate awards) of any Taking shall be paid to Landlord, and Tenant shall not be entitled to (and expressly waives any claim to) any portion of any such award. The term “Taking” means a transfer during the Lease Term of all or any part of the Premises, the Building, or the Project, as applicable, as a result of, or in lieu of or in anticipation of, the exercise of the right of condemnation or eminent domain for any public or quasi-public use under any governmental law, ordinance, or regulation. The term “Partial Taking” means a Taking of less than the whole or substantially the whole of the Building and/or the Premises. The term “Total Taking” means a Taking of the whole or substantially the whole of the Building or the Premises.

Section 7.2 Casualty Damage. If the Premises shall be destroyed or damaged by fire or any other casualty, Tenant shall immediately give written notice of that occurrence to Landlord. In the event that any portion of the Project is damaged by fire or other casualty and if (a) such damage is such that the Buildings cannot reasonably be expected to be substantially completed within two hundred forty (240) days after the date of the casualty, (b) Landlord, in Landlord’s sole judgment, elects not to repair or rebuild such damaged areas, or (c) less than one (1) year remains in the Lease Term at the time of any damage to the Project, then Landlord, at Landlord’s sole option, shall have the right to terminate this Lease, regardless of whether the Premises are affected by such casualty. In such event, all Rent owed up to the time of termination shall be paid by Tenant to Landlord; and this Lease shall cease and come to an end as of the date of Landlord’s written notice to Tenant regarding such termination. In no event shall Landlord have the obligation to expend for the restoration or repair of the Project an amount in excess of the insurance proceeds actually received by Landlord as a result of such casualty; all costs and expenses of restoring the Premises shall be borne by Tenant. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from any casualty or the repair or restoration work made necessary by the occurrence of any casualty.

Section 7.3 Insurance.

(a) Landlord shall maintain fire and extended coverage insurance on the Building (excluding leasehold improvements and all Tenant Related Parties’ personal property) in amounts desired by Landlord and at the expense of Landlord. All payments for losses thereunder shall be made solely to Landlord.

(b) Tenant shall procure and maintain, at its sole cost and expense during and throughout the Lease Term, a policy or policies of (i) commercial general liability insurance in an amount of not less than $5,000,000.00 which can be complied with by commercial general liability limits or by combination with additional excess or umbrella (commercial catastrophe) liability limits (ii) fire and extended coverage insurance with respect to Tenant’s Trade Fixtures, inventory, and leasehold improvements located in the Premises written on an “All Risk” basis for the full replacement cost, (iii) worker’s compensation and employer’s liability insurance, and (v) such other insurance as Landlord may, from time to time, reasonably require. In addition, Tenant shall obtain a fire legal liability endorsement or other coverage satisfactory to Landlord in the amount of $100,000.00, which removes the “owned, rented, or occupied” property exclusion from Tenant’s liability policy. All such insurance shall be maintained with companies authorized to transact business in the State of California and of good financial standing on State approved forms.

In addition, each such policy, other than the workers compensation/employers liability policies, shall name Landlord and the Landlord Related Parties as “additional insureds” thereunder and shall contain a standard “other insurance” clause, unmodified in any way that would make the coverage provided by the policy excess over or contributory with any additional insured’s own insurance coverage.

(c) All policies of insurance required to be maintained by Tenant shall provide that Landlord shall be given at least thirty (30) days’ prior written notice of any cancellation or non-renewal of any such policy. A duly executed certificate of insurance with respect to each such policy shall be deposited with Landlord by Tenant on or before the Commencement Date, and a duly executed certificate of insurance with respect to each subsequent policy shall be deposited with Landlord at least fifteen (15) days prior to the expiration of the policy then in effect.

(d) Tenant shall not do or permit anything to be done in or about the Premises, nor bring nor keep nor permit anything to be brought to or kept in the Premises, which will in any way increase the existing rate of or affect any fire insurance or other insurance which Landlord carries on the Project or any of its contents, cause a cancellation or invalidation of any such insurance or otherwise violate any Insurance Requirement. If the annual premiums to be paid by Landlord with respect to any insurance obtained by Landlord covering the Project or any of its contents shall be increased because either the nature of Tenant’s operations or the nature of Tenant’s Trade Fixtures, inventory, or leasehold improvements in the Premises may result in a hazardous exposure, Tenant shall pay such increase upon demand by Landlord.

(e) All fire and extended coverage insurance policies carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the applicable insurance carrier unless either (i) such waiver is then prohibited by applicable California law or (ii) such waiver would invalidate, nullify, or provide a defense to coverage under any such insurance policy. As long as the waivers contemplated by this Subsection are in effect, Landlord and Tenant each hereby waives any and all rights of recovery, claims, actions, or causes of action against the other (and their respective employees, agents, officers, or partners) for any loss or damage which may occur to the Premises or the Project which is covered by valid and collectible insurance policies and to the extent that such loss is actually recovered under any such insurance policy. The failure of Tenant to take out or maintain any insurance policy required under this Section 7.3 shall be a defense to any claim asserted by Tenant against Landlord by reason of any loss sustained by Tenant which would have been covered by any such required policy. The waivers set forth in this Subsection shall be in addition to, but shall not be in substitution for, any other waivers, indemnities, or limitation of liabilities set forth in this Lease.

Section 7.4 Indemnity. Landlord and the other Protected Parties shall not be liable to Tenant or to the Tenant Related Parties for any injury to person or damage to property caused by the negligence or misconduct of Tenant or the Tenant Related Parties, or arising out of any use of, or the conduct of any business in the Premises or other portions of the Project, by Tenant or the Tenant Related Parties. Tenant shall indemnify and hold Landlord and the other Protected Parties harmless from any liability, loss, cost, claim, or expense (including attorneys’ fees and expenses, court costs, and costs of investigation) arising out of, or alleged to have arisen out of, the negligence or misconduct of Tenant or the Tenant Related Parties or out of any use of, or conduct of any business in, the Premises or any other portion of the Project by Tenant or the Tenant Related Parties, EVEN IF ANY SUCH LIABILITY, LOSS, COST, CLAIM, OR EXPENSE ARISES FROM OR IS ATTRIBUTED TO THE CONCURRENT NEGLIGENCE OF LANDLORD OR ANY OF THE OTHER PROTECTED PARTIES WHERE SUCH CONCURRENT NEGLIGENCE IS NOT THE PRIMARY CAUSE. The indemnifications granted by both Landlord and Tenant in this Section 7.4 are subject to any express limitations to the contrary in this Lease. “Landlord Related Parties” means Landlord’s officers, partners, employees, agents, and contractors. “Protected Parties” means the Landlord Related Parties and, to the extent applicable, the holder of any Financing Lien, and the management company for the Buildings (and their respective directors, partners, officers, employees, and agents).

Section 7.5 Damages from Certain Causes. None of the Protected Parties shall ever be liable or responsible to Tenant, or any person claiming through Tenant, for any loss, injury to person, or damage to property in, upon, or about the Premises or any other portion of the Project resulting from (a) theft, fire, casualty, vandalism, acts of God, public enemy, injunction, riot, strike, inability to procure materials, insurrection, war, court order, requisition, or order of any governmental body or authority; (b) the acts or omissions of other tenants of the Project; (c) any other causes beyond Landlord’s control; or (d) any damage or inconvenience which may arise through repair or alteration of the Project. All goods, property, or personal effects stored or placed by Tenant or Tenant Related Parties in or about the Project shall be at the sole risk of Tenant or Tenant Related Parties.

ARTICLE 8

DEFAULT AND REMEDIES

Section 8.1 Default by Tenant. The occurrence of any of the following events and the expiration of any grace periods hereafter described shall constitute a default by Tenant under this Lease:

(a) The failure of Tenant to pay any Rent for a period of ten (10) days after the date such payment is due;

(b) Tenant assigns its interest in this Lease or sublets any portion of the Premises except as permitted in this Lease or Tenant otherwise breaches the provisions of Section 6.2 of this Lease;

(c) Tenant uses the Premises for any purpose other than the Permitted Use or otherwise breaches Tenant’s operational covenants under Sections 2.3 of this Lease;

(d) Tenant breaches or fails to comply with any term, provision, covenant, or condition of this Lease (other than as described in Subsections [a], [b], or [c] above), or with any of the Building Rules now or subsequently established, and such breach or failure continues for fifteen (15) calendar days after notice by Landlord to Tenant;

(e) If the interest of Tenant under this Lease is levied on under execution or other legal process, or if any petition in bankruptcy or other insolvency proceedings is filed by or against Tenant, or any petition is filed or other action taken to declare Tenant as bankrupt or to delay, reduces or modify Tenant’s debts or obligations or to reorganize or modify Tenant’s capital structure or indebtedness or to appoint a trustee, receiver or liquidator of Tenant or of any property of Tenant, or any proceedings or other action is commenced or taken by a governmental authority for the dissolution or liquidation of Tenant (provided that no such levy, execution, legal process; or petition filed against Tenant shall constitute a breach of this Lease if Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) calendar days from the date of its creation, service, or filing);

(f) Tenant becomes insolvent, makes an assignment for the benefit of creditors, or makes a transfer in fraud of creditors; or a receiver or trustee is appointed for Tenant or any of its properties;

(g) Reserved.

(h) If Tenant is an individual person, the death or legal incapacity of Tenant; if Tenant is a corporation, Tenant ceases to exist as a corporation in good standing in the state of its incorporation and/or ceases to be duly authorized to transact business within the State of Texas; or if Tenant is a partnership or other entity, Tenant is dissolved or otherwise liquidated.

Section 8.2 Landlord’s Remedies. Upon the occurrence of any default by Tenant under this Lease, Landlord, at Landlord’s sole option, may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

(a) Landlord may at any time thereafter (without being under any obligation to do so) re-enter the Premises and correct or repair any condition which shall constitute a failure on the part of Tenant to observe, perform, or satisfy any term, condition, covenant, agreement, or obligation of Tenant under this Lease; and Tenant shall fully reimburse and compensate Landlord on demand for the costs incurred by Landlord in doing so, plus profit and overhead in any amount equal to fifteen percent (15%) of such cost. No action taken by Landlord under this subsection shall relieve Tenant from any of Tenant’s obligations under this Lease or from any consequences or liabilities arising from the failure of Tenant to perform such obligations.

(b) Landlord may terminate this Lease and repossess the Premises. In the event that Landlord elects to terminate this Lease, Landlord shall be entitled to recover damages equal to the total of (i) the cost of recovering the Premises (including attorneys’ fees and costs); (ii) the cost of removing and storing Tenant’s or any other occupant’s property; (iii) the unpaid Rent owed at the time of termination, plus interest thereon from the date when due at the maximum rate of interest then allowed by law; (iv) the cost of reletting the Premises (as reasonably estimated by Landlord and including alterations or repairs to the Premises and brokerage commissions); (v) the costs of collecting any sum due to Landlord (including without limitation, attorneys’ fees and costs); and (vi) any other sum of money or damages owed by Tenant to Landlord as a result of the default by Tenant, whether under this Lease, at law, or in equity.

(c) Landlord may terminate Tenant’s right of possession of the Premises without terminating this Lease and repossess the Premises. In the event that Landlord elects to take possession of the Premises without terminating this Lease, Tenant shall remain liable for, and shall pay to Landlord, from time to time on demand, (i) all costs and damages described in Subsection (ii) of this Section 8.2 and (b) any deficiency between the total Rent due under this Lease for the remainder of the Lease Term and rents, if any, which Landlord is able to collect from Space Tenants for the Premises during the remainder of the Lease Term (“Rental Deficiency”). Landlord may file suit to recover any sums falling due under the terms of this Lease from time to time, and no delivery to or recovery by Landlord of any portion of the sums owed to Landlord by Tenant under this Lease shall be a defense in any action to recover any amount not previously reduced to judgment in favor of Landlord.

(d) In the event that Landlord elects to re-enter or take possession of the Premises after Tenant’s default, Tenant hereby waives notice of such re-entry or re-possession and of Landlord’s intent to re-enter or retake possession. Landlord may, without prejudice to any other remedy which Landlord may have for possession or arrearages in or future Rent, expel or remove Tenant or any other person who may be occupying the Premises. Landlord may also change or alter the locks or other security devices on the doors to the Premises and/or, if applicable, remove Tenant’s access media from the security system; and Tenant waives, to the fullest extent allowed by law, any requirement that notice be posted on the Premises as to the location of a key to such new locks and any rights to obtain such a key.

(e) If Tenant commits any event of default under this Lease with respect to which written notice was provided and at any time within the immediately preceding twelve (12) month period and thereafter commits the same or a similar default, no notice after the first such notice shall be required to be given by Landlord for or with respect to any subsequent default before the pursuit of any one or more of the remedies provided in this Lease. Tenant hereby expressly waives both (i) notice of any default for which notice is not specifically required under Section 8.1 and (ii) all subsequent notices of a similar default.

(f) All rights and remedies of Landlord under this Lease shall be non-exclusive and shall be in addition to an cumulative of all other rights or remedies available to Landlord under this Lease or by law or in equity.

Section 8.3 Attorney’s Fees and Other Expenses of Enforcement. In the event Tenant defaults in the performance or observance of any of the terms, covenants, agreements, or conditions contained in this Lease, Tenant, to the extent permitted by applicable law, shall pay to Landlord (a) all reasonable expenses incurred by Landlord in collecting any sums due under, or enforcing any of the terms of, this Lease; and (b) if Landlord places the enforcement of all or any part of this Lease in the hands of an attorney, all attorneys’ fees and other costs of collection and enforcement incurred by Landlord.

ARTICLE 9

MISCELLANEOUS PROVISIONS

Section 9.1 Amendments. This Lease may not be altered, changed, or amended except by an instrument in writing signed by both Landlord and Tenant.

Section 9.2 Non-Waiver. No course of dealing between Landlord and Tenant or any other person, nor any delay on the part of Landlord in exercising any rights under this Lease, nor any failure to enforce any provision of this Lease, nor the acceptance of any Rent by Landlord shall operate as a waiver or a modification of the terms of this Lease or of any right which Landlord has to demand strict compliance by Tenant with the terms of this Lease. If Landlord waives any agreement, condition, or provision of this Lease, such waiver must be expressly set forth in a writing signed by Landlord and shall not be deemed a waiver of any subsequent breach of the same or any other agreement, condition, or provision contained in this Lease.

Section 9.3 Holding Over. In the event Tenant remains in possession of the Premises after the expiration or termination of this Lease without the consent of Landlord, Tenant shall be deemed to be occupying the Premises as a tenant at will and shall pay Rent for each month (or partial month) during any such holdover period at a rate equal to twice the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Lease Term. No holding over by Tenant after the expiration or termination of this Lease shall be construed to extend the Lease Term or in any other manner be construed as permission by Landlord to holdover. Additionally, in the event of any unauthorized holding over by Tenant, Tenant shall indemnify Landlord against all claims for any damages by any other person or entity to whom Landlord may have leased all or any part of the Premises and for any other loss, cost, damage, or expense (including attorneys’ fees and costs of suit) incurred by Landlord as a result of such holding over.

Section 9.4 Notices. Any notice, demand, consent, approval, request, or other communication required or permitted to be given pursuant to this Lease (including any Exhibit to this Lease) or by applicable law shall be in writing and shall be delivered by registered or certified mail, postage prepaid, return receipt requested, telegram, facsimile, or expedited delivery service with proof of delivery, addressed to Landlord or Tenant, as applicable, at the address for each specified in the first paragraph of this Lease. Any such communication transmitted by telegram, facsimile, or personal delivery shall be deemed to have been delivered as of the date actually received by the addressee. Any such communication transmitted by registered or certified mail shall be deemed to have been given or served on the third (3rd) day following the date on which such notice was deposited in a receptacle maintained by the United States Postal Service for such purpose. Any notice of default from Tenant to Landlord shall also be delivered to any holder of a Financing Lien who has notified Tenant of its interest and the address to which notices are to be sent; and such notice shall not be effective until delivered to such parties. Either Landlord or Tenant may, by ten (10) days’ prior notice to the other in accordance with this Section 9.4, designate a different address or different addresses to which communications intended for the party are to be sent.

Section 9.5 Independent Obligations. The obligations of Tenant under this Lease are independent of Landlord’s obligations, and Tenant shall not, for any reason, withhold or reduce Tenant’s required payments of Rent or fail to fully perform Tenant’s obligations under this Lease. In the event that Landlord commences any proceedings against Tenant as a result of Tenant’s default under this Lease, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings. In the event that Tenant attempts to interpose any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that such counterclaim or other claim asserted by Tenant shall, upon motion by Landlord, be severed out of the proceedings instituted by Landlord and that those proceedings may proceed to final judgment separately and apart from, and without consolidation with or reference to the status of, such counterclaim or other claim asserted by Tenant.

Section 9.6 Survival. Neither the expiration or termination of the Lease Term pursuant to the provisions of this Lease, by operation of law, or otherwise, nor any repossession of the Premises pursuant to any remedy granted to Landlord under this Lease or otherwise shall ever relieve Tenant of Tenant’s liabilities and obligations under this Lease, all of which shall survive such expiration, termination, or repossession.

Section 9.7 Other Tenants of Building. Neither this Lease nor Tenant’s continued occupancy of the Premises is conditioned upon either (a) the opening of any business in the Building or in any portion of the Project by any other person or entity or (b) the continued operations of any Tenant Related Party or business.

Section 9.8 Name of Building and Project. Tenant shall not utilize the name of the Building or the Project for any purpose whatsoever, except to identify the location of the Premises in Tenant’s address. Landlord shall have the right to change the name of the Building and/or the Project whenever Landlord, in its sole discretion, deems it appropriate without any liability to Tenant and without any consent of Tenant being necessary.

Section 9.9 Consent by Landlord. In each circumstance under this Lease in which the prior consent or permission of Landlord is required before Tenant is authorized to take any particular type of action, the decision of whether to grant or deny such consent or permission shall be within the sole and exclusive judgment and discretion of Landlord unless otherwise specifically provided in this Lease with respect to that specific matter. Tenant shall not have any claim for breach by Landlord or any defense to performance of any covenant, duty, or obligation of Tenant under this Lease on the basis that Landlord delayed or withheld the granting of such consent or permission. Landlord’s consent or approval to any particular act by Tenant which requires such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

Section 9.10 Legal Interpretation. This Lease, and the rights and obligations of Landlord and Tenant under this Lease, shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas. All obligations of the parties shall be performable in, and all legal actions to enforce or construe this Lease shall be instituted in, the courts of, San Diego County, California. All defined terms and other words used in this Lease shall include the singular and plural, as applicable. References to the Premises, the Building, the Land, or the Project shall also include any portion of each. References to the Project shall include the Building and the Premises, and references to the Building shall include the Premises. Words which are not used as defined terms in this Lease shall be construed in accordance with the meanings commonly ascribed to those words, relative to the context in which each is used. The word “including” shall be construed as if followed, in each instance, by the phrase “but not limited to.” All article, section, and subsection headings used in this Lease are for reference and identification purposes only and are not intended to, and shall not under any circumstances, alter, amend, amplify, vary, or limit the express provisions in this Lease. All rights, powers, and remedies provided in this Lease may be exercised only to the extent that their exercise does not violate any applicable law and are intended to be limited to the extent necessary so that such provision will not render this Lease invalid or unenforceable under applicable law. In the event that any provision in this Lease, or the application of such provision to any person or circumstance, shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby. Landlord and Tenant hereby respectively acknowledge that each such party has substantial experience in negotiation commercial real estate leases, that this Lease is the product of extension negotiations between the parties, and that, therefore, neither Landlord nor Tenant shall be charged with having promulgated this Lease and that no rule of strict construction with respect to the provisions of this Lease shall be applicable.

Section 9.11 Entire Agreement. Tenant agrees that (a) this Lease supersedes and cancels any and all previous statements, negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect of the subject matter of this Lease, the Premises, the Building, or the Project and (b) there are no representations, agreements or warranties (express or implied, oral or written) between Landlord and Tenant with respect to the subject matter of this Lease, the Premises, the Building, or the Project other than as set forth in this Lease.

Section 9.12 Tenant’s Authority. Tenant represents and warrants that (a) Tenant has the full right, power, and authority to enter into, and to perform its obligations under, this Lease, and (b) upon execution of this Lease by Tenant, this Lease shall constitute a valid and legally binding obligation of Tenant. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant covenant and warrant that Tenant is a duly and validly existing corporation, that the execution of this Lease by such persons on behalf of Tenant has been duly authorized by all necessary corporate action, and that Tenant is qualified to do business in the State of California.

Section 9.14 Landlord’s Liability. Notwithstanding anything to the contrary set forth in this Lease, Tenant agrees that no personal, partnership, or corporate liability of any kind or character whatsoever shall attach to Landlord or its partners or venturers for payment of any amounts payable under this Lease or for the performance of any obligation under this Lease. The exclusive remedies of Tenant for the failure of Landlord to perform any of Landlord’s obligations under this Lease shall be to proceed against the interest of Landlord in and to the Project. Landlord shall not be responsible in any way to Tenant or any Tenant Related Party for any loss of property from the Premises or public areas of the Building or for any damages to any property from any cause whatever. Nor shall Landlord be responsible for lost or stolen personal property, money, or jewelry from the Premises, regardless of whether such loss occurs when the Premises are locked. Landlord shall never be liable for consequential or special damages.

Section 9.15 Time of the Essence. In all instances in which Tenant is required to pay any sum or do any act at a particular time or within a particular period, it is understood that time is of the essence.

Section 9.16 Instruments and Evidence Required to be Submitted to Landlord. Each written instrument and all evidence of the existence or non-existence of any circumstances or conditions which is required by this Lease to be furnished to Landlord shall in all respects be in form and substance satisfactory to Landlord, and the duty to furnish such written instrument or evidence shall not be considered satisfied until Landlord shall have acknowledged that Landlord is satisfied with the form and content of each.

Section 9.17 Counterparts. This Lease may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 9.18 Financial Reporting. Tenant shall deliver to Landlord within ninety (90) days after the end of each tax year final statements of the Tenant certified by its chief financial officer to be true and correct, and upon request by Landlord, Tenant shall also deliver to Landlord quarterly financial statements of Tenant, certified by its chief financial officer to be true and correct.

Section 9.19 Effective Date. The submission of this Lease to Tenant for examination does not constitute a reservation of or offer or option for the Premises, and this Lease shall become effective only upon execution by both Landlord and Tenant. The term “Effective Date” shall mean the date on which this Lease is first fully executed by both Landlord and Tenant.

Section 9.20 Successors and Assigns. From and after the Effective Date, this Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties to this Lease and their respective successors and assigns (subject to the provisions of this Lease). As used in this Lease, the phrase “successors and assigns” is used in its broadest possible context and includes, without limitation and as applicable, the respective heirs, personal representatives, successors, and assigns of each of the parties to this Lease and any person, partnership, corporation, or other entity succeeding to any interest in this Lease, the Premises, the Building, or the Project. Nothing contained in this Section 9.20 nor in the definition of Tenant Related Parties shall serve to alter or vary the provisions of Section 6.2 prohibiting the types of transfers by Tenant described in that Section.

Section 9.21 Joint and Several Liability. If there is more than one party executing this Lease as Tenant, or if Tenant is a partnership, Tenant’s obligations under this Lease shall be the joint and several obligations of all such parties executing as Tenant or all such partners constituting Tenant (as applicable).

Section 9.22 Exhibits. The following Exhibits (and, if applicable, addenda, riders, or other attachments to this Lease) are attached, to and incorporated in, this Lease for all purposes.

Exhibit “A”	Property Description

Exhibit “B”	Rules and Regulations

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the Effective Date.

LANDLORD:

FPA GOVERNOR PARK ASSOCIATES, LLC
a Delaware limited liability company

By its Operating Member:
FPA GOVERNOR PARK INVESTORS, LLC
a Delaware limited liability company

By its Manager:
GF GOVERNOR PARK, LLC
a Delaware limited liability company

Date Executed on Dec. 20, 2008	By:	/s/ Michael B. Earl
Behalf of Landlord:	Name:	Michael B. Earl, Manager

TENANT:

TRINITY PROPERTY CONSULTANTS, LLC
a California limited liability company

Date Executed on Dec. 20, 2008	By:	/s/ Joseph A. Clark
	Name:	Joseph A. Clark, Chief Financial Officer

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